As filed with the Securities and Exchange Commission on December 27, 1996

                                                    Registration No. 333-_____

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                   -----------------------------------------

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                   -----------------------------------------


                             ROHM AND HAAS COMPANY
            (Exact name of registrant as specified in its charter)

       ----------------------------------------------------------------

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

       -----------------------------------------------------------------


                                  23-1028370
                     (I.R.S. Employer Identification No.)

                 --------------------------------------------

                          100 Independence Mall West
                    Philadelphia, Pennsylvania  19106-2399
              (Address of Principal Executive Offices) (Zip Code)

     ---------------------------------------------------------------------


                             ROHM AND HAAS COMPANY
                   1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                           (Full Title of the Plan)

                    --------------------------------------

                                Robert P. Vogel
                             Rohm and Haas Company
                          100 Independence Mall West
                    Philadelphia, Pennsylvania  19106-2399
                    (Name and Address of Agent for Service)

                    --------------------------------------

                                (215) 592-3000
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


==================================================================================================
 TITLE OF SECURITIES      AMOUNT             PROPOSED             PROPOSED            AMOUNT OF
 TO BE REGISTERED          TO BE              MAXIMUM              MAXIMUM           REGISTRATION
                        REGISTERED(1)      OFFERING PRICE         AGGREGATE              FEE
                                             PER SHARE             OFFERING
                                                                     PRICE
==================================================================================================
 Common Stock             150,000             $80.4375           $12,065,625.00      $3656.25
==================================================================================================


(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan.

(2) Calculated pursuant to Rule 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the New York Stock Exchange for December 24, 1996.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.   PLAN INFORMATION.*


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Rohm and Haas Company, a Delaware corporation (the "Company"), are incorporated herein by reference:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; and

     (c) the description of the Company's Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934 as amended in the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 1996.

     In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Article V of the Company's Bylaws provides that the Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company (including the subsidiaries of the Company) or of a constituent corporation absorbed in a consolidation or merger (a "Constituent Corporation"), or is or was serving at the request of the Company or a Constituent Corporation as a director, officer, or employee of another enterprise, or is or was a director, officer or employee of the Company or a Constituent Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or of another enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent that such person is not insured or otherwise indemnified and the power to so indemnify has been or may be granted by statute. The determination of the Company's duty or power to indemnify any such person under the applicable statutory standards shall be made (1) by the majority vote of a quorum of directors who are not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by a written opinion of independent legal counsel (who may but need not be regular counsel to the Company), or (3) by the stockholders. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding (a) for any present director or officer of the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company, or (b) for any other person, upon such terms and conditions as the Company's Audit Committee deems appropriate. The Company is a Delaware corporation and Section 145 of the General Corporation Law of Delaware governs the authority of Delaware corporations to indemnify their directors, officers, employees and agents.

     Article X of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or to any stockholder for monetary damages for any breach of duty as a director except to the extent such exemption from liability is not permitted under the Delaware General Corporation Law as currently in effect or hereafter amended. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (relating to the declaration of dividends and purchase or redemption of shares in violation of the General Corporation Law of Delaware) and (iv) for transactions from which the director derived an improper personal benefit.


ITEM 7.   EXEMPTION FROM REGISTRATION.

     Not applicable.


ITEM 8.   EXHIBITS.

     Exhibit             Description
     -------             -----------
      4.1           Restated Certificate of Incorporation of the Company as
                    amended to date (incorporated by reference from Exhibit 3
                    of the Company's Annual Report on Form 10-K for the year
                    ended December 31, 1994).

      4.2 Bylaws of the Company as amended to date (incorporated by reference from Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

      5.1           Opinion of Morgan, Lewis & Bockius LLP

     23.1           Consent of KPMG Peat Marwick LLP

     23.2           Consent of Morgan, Lewis & Bockius LLP (included in
                    Exhibit 5.1)

     24.1           Powers of Attorney (included on signature pages hereto)


ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, the Commonwealth of Pennsylvania, on this 27th day of December, 1996.

                                   ROHM AND HAAS COMPANY


                                   By:/s/J. Lawrence Wilson
                                      -----------------------------------------
                                            J. Lawrence Wilson
                                            Chairman of the Board



                              POWERS OF ATTORNEY

     Each of the undersigned hereby authorizes Robert P. Vogel and J. Lawrence Wilson, and each of them, as his or her attorneys-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the registrant deems appropriate, and appoints each of such persons as attorneys-in-fact to sign on his or her behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.




     Signature                                           Title                            Date
     ---------                                           -----                            ----
/s/J. Lawrence Wilson                            Chairman of the Board,             December 27, 1996
---------------------------------                Chief Executive Officer
J. Lawrence Wilson                               and Director (Principal
                                                 Executive Officer)


/s/Fred W. Shaffer                               Vice President and Chief           December 27,  1996
---------------------------------                Financial Officer (Principal
Fred W. Shaffer                                  Financial and Accounting
                                                 Officer)




     Signature                                        Title                         Date
     ---------                                        -----                         ----
/s/George B. Beitzel                               Director                 December 27, 1996
-----------------------------------
George B. Beitzel


/s/Daniel B. Burke                                 Director                 December 27, 1996
-----------------------------------
Daniel B. Burke


/s/Earl G. Graves                                  Director                 December 27, 1996
-----------------------------------
Earl G. Graves


/s/James A. Henderson                              Director                 December 27, 1996
-----------------------------------
James A. Henderson


/s/John H. McArthur                                Director                 December 27, 1996
-----------------------------------
John H. McArthur


/s/Paul F. Miller, Jr.                             Director                 December 27, 1996
-----------------------------------
Paul F. Miller, Jr.


/s/Jorge P. Montoya                                Director                 December 19, 1996
-----------------------------------
Jorge P. Montoya


/s/Sandra O. Moose                                 Director                 December 18, 1996
-----------------------------------
Sandra O. Moose


/s/John P. Mulroney                                Director                 December 27, 1996
-----------------------------------
John P. Mulroney


/s/Gilbert S. Omenn                                Director                 December 27, 1996
-----------------------------------
Gilbert S. Omenn


/s/Ronaldo H. Schmitz                              Director                 December 20, 1996
-----------------------------------
Ronaldo H. Schmitz

     Signature                                      Title                  Date
     ---------                                      -----                  ----
/s/Alan Schriesheim                               Director           December 27, 1996
-----------------------------------
Alan Schriesheim


/s/Marna C. Whittington                           Director           December 20, 1996
-----------------------------------
Marna C. Whittington

                                 EXHIBIT INDEX




     Exhibit        Description
     -------        -----------
     4.1            Restated Certificate of Incorporation of the Company as
                    amended to date (incorporated by reference from Exhibit 3
                    of the Company's Annual Report on Form 10-K for the year
                    ended December 31, 1994).

     4.2 Bylaws of the Company as amended to date (incorporated by reference from Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

     5.1            Opinion of Morgan, Lewis & Bockius LLP

     23.1           Consent of KPMG Peat Marwick LLP

     23.2           Consent of Morgan, Lewis & Bockius LLP (included in
                    Exhibit 5.1)

     24.1           Powers of Attorney (included on signature pages hereto)